UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2023

A SPAC I Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-41285	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 39, Marina Bay Financial Centre

Tower 2, 10 Marina Boulevard

Singapore, 018983

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +65 6818 5796

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Ordinary Shares	ASCA	The Nasdaq Stock Market LLC
Warrants	ASCAW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A Ordinary Share, no par value, three-fourths (3/4) of one redeemable warrant and one Right to acquire one-tenth (1/10) of one Class A Ordinary Share	ASCAU	The Nasdaq Stock Market LLC

Rights	ASCAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 9, 2023, A SPAC I Acquisition Corp. (the “Company”) held an Extraordinary General Meeting of Shareholders (the “EGM”) for the purpose of (i) approving a proposal to amend and restate the Company’s then current amended and restated memorandum and articles of association (the “Charter”) to, among other things, allow the Company to extend the date by which the Company has to consummate a business combination six (6) times for an additional one month each time from October 17, 2023 to April 17, 2024 (the “Charter Amendment Proposal”) by deleting the Charter in its entirety and substituting it with a new amended and restated memorandum and articles of association (the “New Charter”) and (ii) approving a proposal to amend and restate the Company’s Charter to remove the net tangible asset requirement from the Charter in order to expand the methods that the Company may employ so as not to become subject to the “penny stock” rules of the Securities and Exchange Commission (the “NTA Requirement Amendment Proposal”) by deleting the Charter in its entirety and substituting it with the New Charter. For more information on the proposals, please refer to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 22, 2023.

On October 9, 2023, following shareholder approval, the Company filed the Amended and Restated Memorandum and Articles of Association with the British Virgin Islands Registrar of Corporate Affairs on the same day. The New Charter allows the Company the right to extend the date by which it has to complete a business combination up to six (6) times for an additional one month each time, from October 17, 2023 to April 17, 2024 and removed the net tangible asset requirement in order to expand the methods that the Company may employ so as not to become subject to the “penny stock” rules of the Securities and Exchange Commission.

The foregoing description of the New Charter is not complete and is subject to and qualified in its entirety by reference to the Amended and Restated Memorandum and Articles of Association, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, and the provisions of which are incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

As of September 18, 2023, the record date for the EGM, there were 5,421,696 ordinary shares of the Company outstanding and entitled to vote. At the EGM, 4,715,065 ordinary shares were represented by proxy or in person, representing 86.97% of the total outstanding ordinary shares as of the record date, and constituting a quorum for the transaction of business.

At the EGM on October 9, 2023, the Company’s shareholders approved the Charter Amendment Proposal and the NTA Requirement Amendment Proposal. The voting results were as follows:

1.	The Charter Amendment Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,474,959	240,106	0	0

2.	The NTA Requirement Amendment Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,491,870	223,195	0	0

Item 8.01	Other Events

An aggregate of 1,695,224 Class A ordinary shares of the Company were tendered for redemption in connection with the shareholders’ vote at the EGM.

On October 11, 2023, the Company made a deposit of $20,000 (the “Extension Payment”) to the trust account and extended the period of time the Company has to consummate an initial business combination from October 17, 2023 to November 17, 2023. Following the deposit of the Extension Payment, the amount of funds remaining in the trust account was approximately $39.3 million, before taking into account the withdrawal of funds from the trust account for redemption of the Company’s public shares in connection with the shareholders’ vote at the EGM.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of A SPAC I Acquisition Corp, amended and restated on October 9, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A SPAC I Acquisition Corp.

	By:	/s/ Claudius Tsang
		Name:	Claudius Tsang
		Title:	Chief Executive Officer and Chief Financial Officer

Dated: October 12, 2023